Exhibit 10.1

[Silicon Graphics, Inc. Letterhead]

June 30, 2005

Steve Coggins

Dear Steve:

Reference is made to the Letter Agreement, dated 10 January 2005, between you, Silicon Graphics, Ltd and Silicon Graphics, Inc. (the “Letter Agreement”).  This will confirm our agreement to extend the End Date under the Letter Agreement to and including 30 September 2005.  All other terms and conditions of the Letter Agreement will remain unchanged.  Please confirm your acceptance of these terms and conditions by signing below and returning this letter to me.

Yours sincerely,

/s/ Sandra Escher

Sandra Escher

Senior Vice President, HR and Legal

General Counsel

For Silicon Graphics Ltd and Silicon Graphics, Inc.

I confirm my acceptance of the above terms and conditions

Signed	/s/ Steve Coggins	Name	Steve Coggins

Date	6/30/05